Exhibit 10.16

AMENDMENT NO. 3

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 3 (this “Amendment”) is entered into as of February 26, 2020, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (“Borrower”; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the financial institutions who are or hereafter become parties to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and each individually a “Lender”) and WEBSTER BUSINESS CREDIT CORPORATION (“WBCC”), individually, as a Lender hereunder and as agent for itself and each other Lender (WBCC, acting in such agency capacity, the “Agent”).

BACKGROUND

Loan Parties, Lenders and Agent are parties to an Amended and Restated Credit and Security Agreement dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

Further, Agent has arranged for MIZRAHI TEFAHOT BANK LTD. (“New Lender”) to assume, and New Lender has agreed to assume, a portion of the increased Revolving Commitment of Lenders on the terms and conditions hereafter set forth. Accordingly, this Amendment will further serve as a joinder of New Lender to the Credit Agreement as a Lender thereunder.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) Section 14.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

14.1 Term; Early Termination Fee. This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Loan Party, Agent and Lenders, shall become effective on the Closing Date and shall continue in full force and effect until February 28, 2023 (the “Term”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent, for the ratable benefit of the Lenders, an early termination fee (the “Early Termination Fee”), for the loss of its bargain (and not as a penalty) in an amount equal to (i) two percent (2%) of the Maximum Revolving Amount, if the Early Termination Date occurs from the Amendment No. 3 Effective Date through the first anniversary of the Amendment No. 3 Effective Date, (ii) one percent (1%) of the Maximum Revolving Amount if the Early Termination Date occurs on the first anniversary of the Amendment No. 3 Effective Date through and including the second anniversary of the Amendment No. 3 Effective Date, and (iii) one half of one percent (0.50%) of the Maximum Revolving Amount if the Early Termination Date occurs on the second anniversary of the Amendment No. 3 Effective Date through and including the date which is six months after the second anniversary of the Amendment No. 3 Effective Date, it being agreed that in the remaining six months of the Term, no Early Termination Fee will apply.

(b) Annex One – General Definitions of the Credit Agreement is hereby amended by adding the following definitions in their appropriate alphabetical order to read as follows:

“Amendment No. 3” shall mean that certain Amendment No. 3, dated as of February 26, 2020, to this Agreement.

“Amendment No. 3 Effective Date” shall have the meaning set forth in Section 4 of Amendment No. 3.

(c) Annex One – General Definitions of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Maximum Revolving Amount” shall mean the maximum amount of Revolving Advances and Letters of Credit which may be outstanding at any one time, determined without regard to the Borrowing Base, which as of the Amendment No. 3 Effective Date, equals Thirty Two Million Five Hundred Thousand Dollars ($32,500,000.00).

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“Permitted Bond Transaction” shall mean the issuance by the Bond Subsidiary of up to $20,000,000 aggregate principal amount of senior notes pursuant to the Permitted Bond Indenture, of which not more than $10,000,000 of such notes shall be secured by mortgage notes receivable; provided, however, the terms and conditions of such bonds shall be satisfactory to Agent in its reasonable discretion.

(d) Schedule 1.1 of the Credit Agreement setting forth each Lender’s Revolving Commitment and Revolving Commitment Percentage is hereby deleted in its entirety and replaced by “Schedule 1.1” attached hereto. All references to “Schedule 1.1” in the Credit Agreement shall be deemed to mean the Credit Agreement as amended hereby and as may be further amended from time to time.

3. Joinder of New Lender. By its signature below, New Lender hereby: (a) confirms that it has received a copy of the Credit Agreement, each amendment thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this joinder; (b) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Other Document; (c) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the Other Documents as are delegated to Agent by the terms thereof; (d) agrees that it will perform all of the obligations that by the terms of the Credit Agreement or any Other Document are required to be performed by it as a Lender in accordance with its terms; (e) represents and warrants that it is either (x) entitled to the benefits of an income tax treaty with the United States that provides for an exemption from the United States withholding tax on interest and other payments made by Borrower under the Credit Agreement and the Other Documents or (y) is engaged in trade or business within the United States; and (f) acknowledges that one or more conditions precedent to the making of any existing Loan may have been waived in connection with any such action and agrees to be bound thereby. The effective date for New Lender’s joinder pursuant to this Agreement shall be the Amendment No. 3 Effective Date, at which time New Lender shall be a party to the Credit Agreement (as a Lender) and the Other Documents and have the rights and obligations of a Lender thereunder.

4. Conditions of Effectiveness. This Amendment shall become effective (such date, the “Amendment No. 3 Effective Date”) upon Agent’s receipt of:

(a) a copy of this Amendment duly executed and delivered by Agent, Required Lenders, each Loan Party and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent;

(b) an executed Revolving Credit Note, dated of even date herewith, in the principal amount of $7,500,000 issued by Borrower to the order of New Lender, with one original executed copy to be promptly delivered by Borrower to Agent;

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(c) an executed copy of an Amendment No. 3 Fee Letter, dated of even date herewith, between Borrower and WBCC, in form and substance satisfactory to WBCC;

(d) a certificate of the Secretary (or Assistant Secretary) of each Loan Party, dated on or around the Amendment No. 3 Effective Date, in form and substance acceptable to Agent, certifying as to (a) the incumbency and signature of the officers (or other representatives) of each Loan Party executing this Amendment, (b) the authorizations by the board of directors (or other governing body) of such Loan Party to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Amendment; and including therewith copies of the Organic Documents of such Loan Party as in effect on the Amendment No. 3 Effective Date and good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Amendment No. 3 Effective Date, issued by the secretary of state or other appropriate official of each Loan Party’s jurisdiction of organization; and

(e) such other documents, instruments and agreements as Agent or its counsel may require.

5. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

6. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be an Other Document for all purposes under the Credit Agreement.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

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(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives, hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 7. If any Loan Party or Personal Guarantor violates the foregoing covenant, Loan Parties and Personal Guarantor, jointly and severally, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

11. Personal Guarantor. Assaf Ran (the “Personal Guarantor”) hereby ratifies and confirms that all of the terms and conditions, representations and covenants contained in the Amended and Restated Guaranty Agreement (as amended, the “Guaranty”), dated as of August 8, 2017, made by Personal Guarantor in favor of Agent remain in full force and effect after giving effect to the execution and effectiveness of this Agreement and the increase of the Maximum Revolving Amount pursuant hereto, and Personal Guarantor hereby reaffirms that all of the Obligations of Loan Parties under the Credit Agreement as amended by this Agreement (including, without limitation, obligations relating to the increased Maximum Revolving Amount) are irrevocably guaranteed by such Personal Guarantor in accordance with the terms and conditions of the Guaranty.

12. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:
MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	CEO

PERSONAL GUARANTOR:

/s/ Assaf Ran
ASSAF RAN

[Signature Page to Amendment No. 3]

WEBSTER BUSINESS CREDIT CORPORATION, as Agent and a Lender

By:	/s/ Leo Goldstein
Name:	Leo Goldstein
Title:	Vice President

[Signature Page to Amendment No. 3]

FLUSHING BANK, as a Lender

By:	/s/ Lisa J. Arching
Name:	Lisa J. Arching
Title:	VP, Senior Credit Relationship Manager

[Signature Page to Amendment No. 3]

MIZRAHI TEFAHOT BANK LTD., as New Lender

By:	/s/ Nguyen Phung
Name:	Nguyen Phung
Title:

[Signature Page to Amendment No. 3]

Schedule 1.1

Lender Party	Revolving Commitment	Revolving Commitment Percentage
WBCC Address: 360 Lexington Avenue New York, New York 10017 Attention: Account Executive – Manhattan Bridge Capital, Inc.	$15,000,000	46.1538%

Flushing Bank Address: Flushing Bank 220 RXR Plaza Uniondale, NY 11556 Attn: Lisa Archinow, Vice President	$10,000,000	30.7692%

Mizrahi Tefahot Bank Ltd. Address: 800 Wilshire Blvd., Suite 1410 Los Angeles, CA 90017 Attn: Gerry Perez, Senior Vice President	$7,500,000	23.0769%

Total:	$32,500,000	100%

Schedule 1.1